THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT. THIS WARRANT AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

                                     WARRANT

                              To Purchase Stock of


                         CYBER MERCHANTS EXCHANGE, INC.


                            Expiring October 15, 2002


         Cyber Merchants Exchange, Inc., a California corporation (the "Company"), hereby certifies that, for value received, Burlington Coat Factory Warehouse Corporation ("BCF") or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time during the Exercise Period (as defined in Section 2), that number of fully paid and nonassessable shares of the Company's Common Stock, no par value (the "Common Stock"), which equals 10% of the outstanding shares of Common Stock, on a fully diluted basis, immediately following the closing of that certain offering the Company is currently planning to conduct either pursuant to Regulation A of the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act based on
Section 25102(n) of the California Corporate Securities Law of 1968 (the "Offering"). The purchase price per share for the shares of Common Stock underlying this Warrant will be set equal to the lesser of (i) $2.00 or (ii) the lowest sales price of a share sold in the Offering (the "Purchase Price"); provided, however, that if the Initial Price (as defined in Section 2 below) is less than the then current Purchase Price, as adjusted, the Purchase Price with respect to the unexercised portion of this Warrant will be reduced to a price equal to 90% of the Initial Price. Upon the final closing of the Offering or abandonment, the Company shall notify BCF of the number of shares of Common Stock covered by this Warrant and the Purchase Price thereof. Such notice shall be in writing and shall indicate the number of shares sold in the Offering and outstanding after the offering on a fully diluted basis and the lowest price at which any shares were sold in the Offering.


         The number and character of the shares of Common Stock covered by this Warrant and the Purchase Price thereof are subject to adjustment as is hereinafter provided. The term "Stock" shall mean, unless the context otherwise requires, the shares of Common Stock and/or any other securities and property at the time receivable upon the exercise of this Warrant and, when the context requires, the term the "Company" shall mean the Company or any successor thereto.

         I. The Warrant. This Warrant is issued under and pursuant to the terms of that certain agreement dated October 15, 1997 (the "Agreement") entered into by the Company and BCF, and this Warrant and the holders hereof are entitled to the benefits provided for by, or referred to in, and are subject to the terms of, the Agreement.

         2. Exercise Period; Purchase Price Adjustment. This Warrant shall be exercisable during the period (the "Exercise Period") commencing on October 15, 1997 and ending at 5:00 p.m., Alhambra, California time, on the earliest of the following dates: (i) October 15, 2002; or (ii) 30 days after the closing of a firmly underwritten public offering of the Company's securities (other than a Regulation A offering, intrastate offering or similar offering) pursuant to an effective registration statement filed with the Securities and Exchange Commission (the "Commission") under the Securities Act, with respect to which the aggregate gross proceeds to the Company are at least $5,000,000 (the "Public Offering"), but only if the initial price per share to the public in the Public Offering (the "Initial Price") is at least $4.00. The Company shall give BCF at least 30 days prior written notice of the closing of the Public Offering. Any exercise of this Warrant after receipt of such notice may be conditioned upon the actual occurrence of the closing of the Public Offering in which event if such Public Offering is abandoned or if the closing otherwise does not occur, for any reason, such exercise of the Warrant shall be null and void, and of no force and effect. If the last day on which this Warrant may be exercised shall be a Saturday, Sunday or a legal holiday or a day on which banking institutions doing business in the City of Alhambra and State of California, are authorized by law to close, this Warrant may be exercised prior to 5:00 p.m., Alhambra, California time, on the next succeeding full business day in said City of Alhambra with the same force and effect and at the same purchase price, as if exercised on the last day herein.

         3. Exercise of Warrant; Partial Exercise. This Warrant may be exercised during the Exercise Period for the full number of shares of Stock at the time called for hereby by the holder surrendering this Warrant, properly endorsed, to the Company at its principal office in Alhambra, California or as otherwise specified pursuant to Section 15 hereof, accompanied by a completed subscription agreement in the form attached hereto and payment of an amount equal to the product of (a) the number of shares of Stock called for on the face of this Warrant (without giving effect to any adjustment therein) and (b) the Purchase Price, which payment or payments shall be made, at the option of such holder, by check in such amount, payable to the order of the Company.

         This Warrant may be exercised during the Exercise Period for less than the full number of shares of Stock at the time called for hereby by such a surrender. Upon any such partial exercise, the Company at its expense will forthwith, and in any event within 10 days of such partial exercise, issue to the holder hereof a new Warrant or Warrants of like tenor calling in the aggregate on their face for the number of shares of Stock for which this Warrant shall not have been exercised, issued in the name of the holder hereof or of such person as such holder (upon payment by such holder of any applicable transfer taxes) may direct.

         4. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant and payment of the appropriate amount payable upon the exercise hereof, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue tax) will cause to be issued in the name of and delivered to the holder hereof, or to such person as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full shares of Stock to which such holder would be entitled upon such exercise, plus cash in lieu of each fractional share to which such holder would otherwise be entitled; provided, however, that, in case such shares or Stock shall not have been registered under the Securities Act, (i) the Company may require that such holder furnish to the Company a written statement that such holder is purchasing such shares for such holder's own account for investment and not with a view to the distribution thereof (other than sales permitted by the Securities Act or the rules and regulations thereunder to be made without registration), subject, nevertheless, to any requirement of law that the disposition of the property of such holder shall at all times be within its own control, and (ii) the Company shall not be obligated to issue and deliver any certificate for Stock to or in the name of any person other than the holder of this Warrant, unless, in the opinion of counsel to the holder of this Warrant, (concurred in by counsel to the Company), such certificate may be so issued and delivered without registration under the Securities Act.

         5. Restrictions on Transfer. Holder shall not sell, transfer (with or without consideration), assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") this Warrant or any Stock (collectively, the "Securities") unless the Securities are disposed of pursuant to and in conformity with an effective registration statement filed with the Commission pursuant to the Securities Act, or pursuant to an available exemption from the registration and prospectus delivery requirements of the Securities Act, and the proposed disposition will not result in a violation of the securities laws of any state of the United States. If requested by the Company, holder shall, prior to the transfer of such Securities, deliver to the Company a written opinion of counsel, satisfactory to the Company and its counsel, that the proposed disposition will comply with the requirements set forth in this Section 5. Any attempted Transfer which is not in full compliance with this Section 5 shall be null and void ab initio, and of no force or effect. In furtherance thereof, any certificate evidencing the Securities shall bear the following legend:

             THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE

             SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED,
             PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.


         The Company may, at its option, place notations evidencing the foregoing restrictions on transfer in its shareholders register, and may place appropriate "stop transfer" instructions with its transfer agent, if any.

         6. Adjustment for Dividends in Other Stock, Property; Reclassifications. In case at any time or from time to time after October 15, 1997 (the "Issue Date") the holders of shares of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor:

           (i) additional stock or other securities or property (other than cash) by way of dividend; or

           (ii) any cash paid or payable out of capital or paid-in surplus or surplus created as a result of a revaluation of property; or

           (iii) other or additional stock or other securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement;

(other than additional shares of Common Stock or any other stock or securities into which such Common Stock shall have been changed, or any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities, issued in connection with a transaction covered by the terms of Section 7), then in each such case the holder of this warrant, upon the exercise hereof as provided in Section 3, shall be entitled to receive the amount of stock or other securities and property (including cash in the cases referred to in clause (ii) and (iii) above) to which such holder would have been entitled on the date of such exercise if on the Issue Date he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the Issue Date to and including the date of such exercise, retained such shares and/or such other or additional stock and other securities and property (including cash in the cases referred to in clause (ii) and (iii) above) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Section 7.

         7. Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities or property of which are at the time receivable on the exercise of this Warrant) after the Issue Date or in case, after the Issue Date, the Company (or any such other corporation) shall consolidate with or merge with or into another corporation or convey all or substantially all its assets to another corporation, then and in each such case the holder of this Warrant, upon the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock or other securities or property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto and received Common Stock or such other securities or property at the time receivable upon the exercise of this Warrant, all subject to further adjustment as provided in
Section 6; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

         8. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Stock upon the exercise of this Warrant at such time.

         9. Accountants' Certificate as to Adjustments. In each case of an adjustment in the shares of Stock receivable on the exercise of this Warrant, the Company shall, or at the written request of BCF, shall cause, at the Company's expense, independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to, compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant.

         10. Notices of Record Date. In case

           (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

           (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

           (iii) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each case, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified.

         11. Reservation of Stock Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all such shares of Common Stock, and/or other stock, securities and property as from time to time might be receivable upon the exercise of this Warrant.

         12. Right of First Refusal. If at any time and from time to time during the Exercise Period of this Warrant, the Company proposes to issue or offer for sale Common Stock or any other class or series of its equity securities or securities convertible into equity securities, the Company shall upon each such occasion at least thirty (30) days prior thereto send written notice thereof to the holder of this Warrant specifying (a) the date on which the proposed issue or sale shall take place, (b) the number and kind of securities proposed to be issued or sold, (c) the purchase price or exercise price thereof, and (d) any prospectus, offering memorandum or other material describing the Company and the securities and the terms of such offering, including without limitation, the financial statements and other information delivered or to be delivered to offerees of the proposed issue or offering. Simultaneously therewith, the Company shall offer to the holder the right to acquire the securities proposed to be issued, at the proposed sale or exercise price thereof, in an amount equal to the proportion that the number of shares of Stock underlying this Warrant bears to the total number of shares of the Company's equity securities that are outstanding, on a fully diluted basis, as of such date. If the holder of this Warrant shall fail to notify the Company of its intention to participate in such issue or offering within fifteen (15) days after receipt of the Company's notice of issue or offering, or if such holder shall have notified the Company of its intention to participate but the total number of shares proposed to be issued or sold which such holder desires to acquire shall be in the aggregate less than number of shares the holder may purchase, then the Company may offer such securities which shall not have been subscribed for by the holder of this Warrant, to the other offerees in the proposed issue or offering. If the holder exercises its right of first refusal to purchase securities in such issue or offering, the holder shall participate in the closing thereof with respect to the securities subscribed for by it at the same time, in the same manner and on the same terms and conditions as the other purchasers in such offering. If the purchase or exercise of the securities in such offering shall change or otherwise be adjusted prior to closing, then on each such occasion, the Company shall again offer to the holder of this Warrant the right to purchase such securities upon such revised terms and conditions exercisable by notice to the Company within ten (10) days after receipt of written notice of the revised terms thereof in the same manner as aforesaid.

         The rights established by this Section 12 shall have no application to any of the following:

           (i) the issuance of securities amounting to or exercisable for up to 10% of the Company's fully diluted outstanding equity pursuant to options or purchase rights granted under the Company's employee incentive or option plans;

           (ii) the issuance of securities of the Company or any subsidiary in connection with a merger or consolidation or an acquisition by the Company or such subsidiary which has been approved by the shareholders;

           (iii) securities issued pursuant to any rights or agreements including, without limitation, convertible securities, options and warrants, provided that the rights established by this Section 12 applied with respect to the initial sale or grant by the Company of such rights or agreements; or

           (iv) any securities that are issued by the Company in a firmly underwritten public offering registered under the Securities Act.

         13. Additional Warrants. Subject to the limitations set forth below, if at any time and from time to time during the Exercise Period of this Warrant, the Company proposes to issue or offer for sale Common Stock or any other class or series of its equity securities or options or warrants to purchase equity securities, other than in connection with non-convertible debt financing, and BCF does not exercise its first refusal right granted by Section 12 above, the

Company shall, upon the closing of such offering, issue to BCF a warrant to purchase the type of securities sold in such offering. The terms of such warrant shall be identical to the terms of this Warrant, except that such warrant will entitle BCF to purchase that number of shares equal to 10% of the shares sold in such offering and the exercise price per share shall be equal to the sales price per share of the securities sold in such offering.

         Notwithstanding the foregoing, the Company shall not issue BCF an additional warrant and the rights established by this Section 13 shall have no application, with respect to any of the following:

           (i) the issuance of securities amounting to or exercisable for up to 10% of the Company's fully diluted outstanding equity pursuant to options or purchase rights granted under the Company's employee incentive or option plans;

           (ii) the issuance of securities of the Company or any subsidiary in connection with a merger or consolidation or an acquisition by the Company or such subsidiary which has been approved by the shareholders;

           (iii) securities issued pursuant to any rights or agreements including, without limitation, convertible securities, options and warrants, provided that the rights established by this Section 13 applied with respect to the initial sale or grant by the Company of such rights or agreements; or

           (iv) any securities that are issued by the Company in a Public Offering (as defined in Section 2).

         14. Listing on Securities Exchanges; Registration. In case at any time any Common Stock, or other stock or securities of a character at the time receivable upon the exercise of this Warrant shall be listed on any securities exchange, the Company will also list and keep listed thereon, on official notice of issuance upon the exercise of this Warrant (provided that the rules of such exchange shall permit shall listing), all shares of Common Stock, and other stock or securities from time to time receivable upon the exercise of this Warrant which are so registered, and will register the same and keep the same registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will timely file all reports which may be required to be filed under the Exchange Act by companies having a class of equity securities so registered.

         15. Register of Warrants; Exchange of Warrants. The Company shall maintain at its principal office in Alhambra, California, or such other principal office of the Company as the Company may specify to the holder hereof in writing, a register and appropriate books for the register of this Warrant and the transfer thereof. Upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the holder named on the face hereof) to the Company at its principal office, the Company at its expense will issue and deliver a new Warrant or Warrants of like tenor, calling in the aggregate on their face for the same number of shares of Common Stock as are called for on the face of this Warrant, in the denomination or denominations requested, to or on the order of such holder and in the name of such holder or of such person as such holder (upon payment by such holder of any applicable transfer taxes) may direct; provided, however, that, in case the Warrant or Warrants so surrendered shall not have been registered under the Securities Act, the Company shall not be obligated to issue and deliver any Warrant or Warrants to or in the name of any person other than the holder or holders of the Warrant or Warrants so surrendered or in denominations other than the denomination of this Warrant or Warrants so surrendered unless, in the opinion of counsel to the holder of this Warrant (concurred in by counsel to the Company), such Warrant or Warrants may be so issued and delivered without registration under the Securities Act.

         16. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation thereof, the Company at its expense will issue, in lieu thereof, a new Warrant of like tenor.

         17. Compliance with Hart-Scott Act. In the event that any exercise of this Warrant pursuant to Section 3 hereof shall be subject to pre-merger notification and related filings with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Department of Justice") (or any other governmental agency) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (or any similar act at the time in effect) (the "Hart-Scott Act"), the Company shall, upon receipt of notice thereof from the holder hereof, promptly prepare and make any required filings with, and shall thereafter promptly make any required submission to, the FTC and the Department of Justice (or such other governmental agency) pursuant to the Hart-Scott Act with respect to such exercise. The Company shall cooperate with and assist the holder hereof in the preparation of any filings and the making of any submissions required so to be filed or submitted by the holder hereof pursuant to the Hart-Scott Act in connection with such exercise. In addition, if so requested by the holder hereof, the Company shall join in any request of the holder hereof to the FTC or the Department of Justice (or such other governmental agency) for early termination of the Hart-Scott Act waiting period applicable to such exercise.

         18. Negotiability. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

           (i) subject to Section 5, title to this Warrant may be transferred, by endorsement (by the holder hereof executing the form of assignment attached hereto) and delivered in the same manner as in the case of a negotiable instrument transferrable by endorsement and delivery;

           (ii) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

           (iii) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

         19. Registration Rights.

           19.1 Registration on Request. (a) If, at any time when the Company is entitled to file a registration statement on a Form S-3 Registration Statement, the holders of Registrable Stock propose to dispose of at least 10% of the shares of Registrable Stock pursuant to a Form S-3 Registration Statement, then such holders may request the Company in writing to effect such registration. The Company agrees that it will, as soon as practicable after receipt of such notice, use its best efforts to effect such registration (and keep the same effective for 120 days) and use its best efforts to effect such qualification and compliance as would permit or facilitate the distribution of such Registrable Stock in New York and California. The Company shall not be obligated to effect any registration, qualification and/or compliance pursuant to this
Section 19.1, (i) more than ten times; (ii) which would become effective within 180 days following the effective date of a registration statement (other than a registration statement filed on Form S-8) filed by the Company with the Commission pertaining to an underwritten public offering of securities for cash for the account of the Company or its other shareholders; or (iii) if, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement; provided, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days. "Registrable Stock" means (x) the Common Stock issued upon the exercise of this Warrant and the other Warrants resulting from an assignment this Warrant, (y) any Common Stock received upon exercise of a right of first refusal granted pursuant to Section 12 of this Warrant and the other Warrants resulting from an assignment this Warrant and (z) any other securities issued upon exercise of this Warrant or after exercise of a right of first refusal if securities of the same class have been registered by the Company. Each share of Registrable Stock shall continue to be Registrable Stock in the hands of each subsequent holder thereof; provided, that each share of Registrable Stock shall cease to be Registrable Stock when transferred to any person pursuant to a registered public offering or pursuant to Rule 144 promulgated by the Commission under the Securities Act.

           (a) Promptly upon receipt of any request for registration pursuant to
Section 19.1(a), the Company agrees that it will give written notice of such request to all holders of Registrable Stock at the time outstanding and will afford to all such holders an opportunity to join in such request. If the registration is to be firmly underwritten, only securities which are to be included in the underwriting may be included in the registration.

           (b) Any holder of Registrable Stock, who shall make or join in any request to the Company pursuant to Section 19.1(a) shall furnish to the Company in writing such information as the Company may reasonably require for inclusion in the registration statement (and the prospectus included therein) and shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of telecopied or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

           (c) No security to be newly issued by the Company or held by any other security holders of the Company shall be included in a registration statement filed pursuant to this Section 19 and the Company shall not file a registration statement, other than on Form S-8, until 60 days after the effective date of any registration statement filed pursuant to Section 19.

           (d)  Notwithstanding  anything  to the  contrary  contained  in  this
Section 19, no person (as defined, for these purposes, in Rule 144(a)(2) of the Commission) who then beneficially owns 1% or less of the then outstanding Common Stock (including the Registrable Stock) of the Company may include any of its shares of Registrable Stock in any registration statement filed by the Company pursuant to this Section 19 unless, in the opinion of counsel for the Company, such person's intended disposition of Registrable Stock could not be effected within 90 days of the date of said opinion without registration of such shares under the Securities Act (assuming, for this purpose, that if "current public information" (as defined in Rule 144(c) of the Commission under the Securities
Act) is available with respect to the Company as of the date of such opinion, it will remain so available for such 90-day period).

           19.2 Piggyback Registration. Prior to the Company's initial public offering ("IPO"), the Company agrees that it will give written notice of the IPO to all holders of Registrable Stock at the time outstanding and will afford to all such holders an opportunity to join in the IPO; provided, however, that the number of shares of Registrable Stock that each such holder may include shall in no event exceed that number obtained by multiplying the number of shares of Registrable Stock owned by such holder by a fraction (a) the numerator of which shall be the number of shares of Common Stock the Company proposes to include in the IPO (excluding the shares to be disposed of in the IPO by the holders of Registrable Stock); and (b) the denominator of which shall be the total number of shares of Common Stock (on a fully diluted basis) that will be outstanding after the IPO. If the IPO is to be firmly underwritten, all holders of Registrable Stock participating in the IPO must sell their shares to the underwriter on the same terms and conditions as the Company and all other selling shareholders. Any holder of Registrable Stock, who shall join in the IPO shall furnish to the Company in writing such information as the Company may reasonably require for inclusion in the registration statement (and the prospectus included therein) and shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of telecopied or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. Notwithstanding anything to the contrary contained in this Section 19, no person (as defined, for these purposes, in Rule 144(a)(2) of the Commission) who then beneficially owns 1% or less of the then outstanding Common Stock (including the Registrable Stock) of the Company may include any of its shares of Registrable Stock in the IPO unless, in the opinion of counsel for the Company rendered prior to the IPO, such person's intended disposition of Registrable Stock could not be effected within 90 days after the closing of the IPO without registration of such shares under the Securities Act (assuming, for this purpose, that "current public information" (as defined in Rule 144(c) of the Commission under the Securities Act) will be available with respect to the Company and that it will remain so available for such 90-day period). Notwithstanding anything to the contrary contained in this Section 19, the Company may decide, in its sole and absolute discretion, not to proceed with or to discontinue the IPO.

           19.3 Registration Procedures. The Company agrees that it will furnish to each holder of Registrable Stock such number of prospectuses, offering circulars or other documents incident to any registration, qualification or compliance referred to in this Section 19 as any such holder from time to time reasonably may request, and will indemnify each such holder and any underwriter of Registrable Stock (and any person who controls such holder or underwriter within the meaning of Section 15 of the Securities Act) against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained therein (or in any related registration statement, notification or the like) or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based upon information furnished in writing to the Company by such holder or underwriter expressly for use therein, and with respect to such information furnished to the Company such holder will indemnify the Company, its directors, each of its officers who signs the registration statement, offering circular or any other document incident to such registration, qualification or compliance, the underwriter (if any) and each person who controls such underwriter or the Company (within the meaning of Section 15 of the Securities Act) against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained therein or from any omission or alleged omission to state a material fact required to be stated or necessary to make the information not misleading. In addition, the Company will enter into an underwriting agreement in the form then currently in use by underwriters and consistent with provisions of this Section 19 with the underwriters (if any) of the Registrable Stock.

         19.4 Registration Expenses. All expenses incurred in effecting any registration pursuant to this Section 19, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with Blue Sky laws, fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by such registration shall be borne by the Company; provided, that each holder of Registrable Stock shall bear its own legal expenses (if it retains separate counsel) and all underwriting discounts or brokerage fees or commissions relating to the sale of its Registrable Stock.

         20. Market Stand-Off. The holder of this Warrant agrees that, in connection with any underwritten public offering by the Company of its securities pursuant to an effective registration statement filed under the Securities Act, as amended, including the Company's initial public offering, the holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise engage in any of the foregoing transactions with respect to any securities of the Company without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, such period shall not exceed 270 days.

         21. Notice. All notices and other communications from the Company to the holder of this Warrant shall be sufficiently given or made if sent by first-class registered or certified mail, postage prepaid, addressed to the registered holder of such Warrant at such holder's last known address appearing on the register for the registration of the Warrants referred to in Section 15.

         22. Change; Waiver. Neither this Warrant not any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

         23. Headings. The headings in this Warrant are for purposes of convenience only and shall not be deemed to constitute a part hereof.

         24. Law Governing. THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAW.


                        [SIGNATURES APPEAR ON NEXT PAGE]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal.

Dated: October 15, 1997


                                                CYBER MERCHANTS EXCHANGE, INC.




                                                By:               /S/
                                                         President

ATTEST:


         /S/
         Secretary

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)



         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________* shares of Common Stock of Cyber Merchants Exchange, Inc. and herewith makes payment of $_______________ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to, __________________________________________________________________
________________________, whose address is _____________________________________
_______________________________.


Dated:

  _____________________________

                                              (Signature  must  conform  in  all
                                              respects  to  name  of  holder  as
                                              specified   on  the  face  of  the
                                              Warrant  or  name of  assignee  as
                                              specified  in form  of  assignment
                                              below)

                                              __________________________________
                                                             Address
___________________
*Insert here all or such portion of the number of shares called for on the face of the within Warrant with respect to which the holder desires to exercise the purchase right represented thereby, without adjustment for any other or additional stock or other securities or property or cash which may be deliverable on such exercise.

                               FORM OF ASSIGNMENT
                  (To be signed only upon transfer of Warrant)



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ the right represented by the within Warrant to purchase __________ shares of Common Stock of Cyber Merchants Exchange, Inc. to which the within Warrant relates, and appoints _________________________ ___________________________________ attorney to transfer such right on the books of (__________) with full power of substitution in the premises.


Dated:

                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

_________________________________
                                                Address

In the presence of: